Exhibit 1.1

Execution Version

6,000,000 Shares

Pioneer Natural Resources Company

Common Stock

($.01 Par Value)

Underwriting Agreement

May 10, 2021

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

c/o

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Certain stockholders named in Schedule II hereto (collectively, the “Selling Stockholders”) of Pioneer Natural Resources Company, a Delaware corporation (the “Company”), propose to sell to the several underwriters named in Schedule III hereto (the “Underwriters”), for whom Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as representatives (the “Representatives”), an aggregate of 6,000,000 shares (the “Shares”) of the Company’s common stock, $.01 par value (the “Common Stock”), in the respective amounts set forth opposite the name of each Selling Stockholder on Schedule II hereto. The respective amounts of the Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule III attached to this agreement (the “Agreement”). If the only Underwriters listed in Schedule III hereto are the Representatives, then any references to the terms “Underwriters” and “Representatives” as used herein shall each be construed to refer to such Underwriters. Further, if only one Underwriter is listed in Schedule III hereto, then any references to the terms “Underwriters” and “Representatives” as used herein shall each be construed to mean “Underwriter” and “Representative,” respectively.

Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 22 hereof.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter and Selling Stockholder as set forth below in this Section 1 that as of the Execution Time, Initial Sale Time and the Closing Date, as the case may be:

(a) Filing and Effectiveness of Registration Statement. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-241031), including a related prospectus or prospectuses, covering the registration of the Shares under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Initial Sale Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B;

(b) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, when they were filed with the Commission, as the case may be, conformed in all material respects to any applicable requirements of the Exchange Act and the Rules and Regulations thereunder and any further documents so filed and incorporated by reference in the Final Prospectus or any amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act;

(c) Disclosure Conformity.    On the Effective Date, the Registration Statement did, and on the date it was first filed and on the Closing Date, the Final Prospectus did and will conform in all material respects to the requirements of the Act and the Rules and Regulations under the Act; on the date each was first filed, the Basic Prospectus did and the Final Prospectus will, and on the Closing Date each will, conform in all material respects with the applicable requirements of the Rules and Regulations of the Commission; the Registration Statement, as of the Effective Date, and at the Execution Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Preliminary Final Prospectus as of its filing date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Final Prospectus will not, as of its date and as of the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (i) the Selling Stockholder Information (as defined below) or (ii) information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter is that described in Section 10(c) hereof;

(d) Automatic Shelf Registration Statement.

(i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405;

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement;

(iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when the Shares remain unsold by the Underwriters, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (A) promptly notify the Representatives and the Selling Stockholders, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives, (C) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (D) promptly notify the Representatives and the Selling Stockholders of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be;

(iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r);

(e) Disclosure Package. As of the Initial Sale Time and as of the Closing Date, none of (i) the Disclosure Package or (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with (i) the Selling Stockholder Information or (ii) information furnished in writing to the Company or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof;

(f) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an ineligible issuer (as defined in Rule 405 under the Act) including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Shares, all as described in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer;

(g) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the Disclosure Package and the Final Prospectus, including any document incorporated therein, that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, (i) the Company has promptly notified or will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from the Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof;

(h) Company Good Standing. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(i) Subsidiary Good Standing. Each subsidiary of the Company has been duly incorporated or otherwise organized and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus (or as presently conducted, if not so described therein); and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interest of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other ownership interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than those arising under the Company’s bank line of credit;

(j) Common Stock. The outstanding shares of Common Stock of the Company, including the Shares to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company, including the Shares to be purchased by the Underwriters from the Selling Stockholders, was issued in violation of any preemptive or similar rights of any stockholder of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock;

(k) Authorized Capitalization; Description of Shares. The Company has an authorized capitalization as described in the Disclosure Package and the Final Prospectus; the Shares conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus;

(l) Agreement. The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company;

(m) Material Changes. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change, actual or to the knowledge of the Company, pending, in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Change”);

(n) No Conflicts. None of the execution, delivery and performance of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement, (A) conflicts or will conflict with or constitutes or will constitute a violation of the Amended and Restated Certificate of Incorporation, as amended, or the Sixth Amended and Restated Bylaws of the Company, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to the Company, its subsidiaries or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any lien upon any property or assets of the Company, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions provided for in this Agreement;

(o) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement except for such permits, consents, approvals, authorizations, orders, registrations, filings or qualifications required under the Act, the Exchange Act or the blue sky laws of any jurisdiction;

(p) Financial Statements. The consolidated historical financial statements of the Company included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and, if pro forma financial statements are included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement, then the assumptions used in preparing the pro forma financial statements included therein provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts;

(q) Independent Public Accountants.

(i) Ernst & Young LLP, who has audited the audited financial statements and schedules of the Company incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus and delivered its reports with respect to such audited financial statements and schedules incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the rules and regulations of the Public Company Accounting Oversight Board (United States);

(ii) KPMG LLP, who has audited the audited financial statements and schedules of Parsley Energy, Inc., a Delaware corporation (“Parsley”) incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus and delivered its reports with respect to such audited financial statements and schedules incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, is an independent auditor with respect to Parsley within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder for the periods set forth in the Registration Statement, the Disclosure Package and the Final Prospectus;

(r) Independent Petroleum Engineers. Netherland, Sewell & Associates, Inc. (“NSAI”), whose reports are referenced in the Registration Statement, the Disclosure Package and the Final Prospectus, and who has delivered the letter referenced to in Section 8(j) hereof, was, as of the date of such reports, and is, as of the date hereof, an independent engineering firm with respect to the Company;

(s) Information Underlying Reserve Report. The factual information underlying the estimates of proved oil and gas reserves of the Company, which was supplied by the Company to NSAI for the purposes of auditing the Company’s internally prepared reserve report and preparing the letter (the “Reserve Report Letter”) of NSAI, including, without limitation, production volumes, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; and other than normal production of the reserves and intervening market commodity price fluctuations and except as is stated or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Registration Statement, the Disclosure Package and the Final Prospectus and as reflected in the Reserve Report Letter;

(t) Officers’ Certificates. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company (and not a representation or warranty by the signing officer in his or her individual capacity), as to matters covered thereby, to each Underwriter;

(u) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares by the Selling Stockholders and the application of the proceeds thereof as described in the Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940;

(v) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by the Company or any of its subsidiaries of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”) or any other applicable anti-bribery or anti-corruption law, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted the businesses of the Company and its subsidiaries in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith and all other applicable anti-bribery and anti-corruption laws;

(w) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(x) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent (while acting on behalf of the Company), employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any other relevant sanctions authority (collectively, “Sanctions”);

(y) Environmental Laws. Except as is stated in the Registration Statement, the Disclosure Package and the Final Prospectus, neither the Company nor any of the subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim;

(z) Disclosure Controls. The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Rules and Regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure;

(aa) XBRL Information. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Final Prospectus or the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto; and

(bb) Cybersecurity. Except as disclosed in the Disclosure Package and the Final Prospectus or except as would not reasonably be expected to result in a Material Adverse Effect (i) there has been no security breach or incident, unauthorized access or disclosure, or compromise relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data or databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and, to the Company’s knowledge, any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, a security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (iii) the Company and its subsidiaries are in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. The Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

The Company acknowledges that for purposes of the opinions to be delivered to the Underwriters pursuant to Section 8 of this Agreement, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations, and the Company hereby consents to such reliance.

2. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders severally represents and warrants to, and agrees with, each Underwriter and the Company as set forth in this Section 2 that as of the Execution Time, Initial Sale Time and the Closing Date, as the case may be:

(a) Good Standing. Such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of Delaware;

(b) Accurate Disclosure. The Registration Statement, as of the Effective Date, and at the Execution Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Preliminary Final Prospectus as of its filing date, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Final Prospectus and any amendments or supplements thereto will not, as of its date and as of the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph 2(b) are limited in all respects to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, the Disclosure Package, the Final Prospectus or any amendments or supplements thereto, it being understood and agreed that such information is limited to the legal name and address of, and the number of shares beneficially owned and offered by, such Selling Stockholder, and the other information with respect to such Selling Stockholder that appears under the caption “Selling Stockholders” in the Registration Statement, the Disclosure Package or Final Prospectus (collectively, the “Selling Stockholder Information”);

(c) Disclosure Package. As of the Initial Sale Time and as of the Closing Date, none of (i) the Disclosure Package or (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph 2(c) are limited in all respects to statements or omissions made in reliance upon and in conformity with the Selling Stockholder Information;

(d) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Final Prospectus, the Disclosure Package and the Final Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives;

(e) Authorization of this Agreement. Such Selling Stockholder has full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and this Agreement has been duly authorized, executed and delivered by such Selling Stockholder;

(f) No Conflicts. None of (i) the offering and sale of the Shares by such Selling Stockholder or (ii) the execution, delivery and performance of this Agreement, (A) conflicts or will conflict with or constitutes or will constitute a violation of the constituent documents of such Selling Stockholder, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to such Selling Stockholder or any of its properties in a proceeding to which it or its property is a party or (D) results or will result in the creation or imposition of any lien upon any property or assets of such Selling Stockholder, except, in the case of clauses (B), (C) or (D), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement by such Selling Stockholder or the consummation of the transactions contemplated hereby;

(g) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over such Selling Stockholder or any of its properties or assets is required in connection with the offering or sale of the Shares, the execution, delivery and performance of this Agreement by such Selling Stockholder, or the consummation of the transactions contemplated by this Agreement except for such permits, consents, approvals, authorizations, orders, registrations, filings or qualifications as have been obtained and made or as required under the Act, the Exchange Act or the blue sky laws of any jurisdiction or the rules and regulations of FINRA and such that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement by such Selling Stockholder or the consummation of the transactions contemplated hereby;

(h) Shares. Such Selling Stockholder will have, immediately prior to the Closing Date good and valid title to the Shares to be sold at the Closing Date by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters;

(i) Stabilization. Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(j) No Finder’s Fee. Except as disclosed in the Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares;

(k) No Unlawful Contributions or Other Payments. None of such Selling Stockholder or its subsidiaries nor, to the knowledge of such Selling Stockholder, any director, officer, agent, employee or affiliate of such Selling Stockholder or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Selling Stockholder or any of its subsidiaries of the FCPA or any other applicable anti-bribery or anti-corruption law, and such Selling Stockholder, its subsidiaries and, to the knowledge of such Selling Stockholder, its affiliates have conducted the businesses of such Selling Stockholder and its subsidiaries in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure continued compliance therewith and all other applicable anti-bribery and anti-corruption laws;

(l) No Conflict with Money Laundering Laws. The operations of such Selling Stockholder and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of such Selling Stockholder, threatened;

(m) No Conflict with OFAC Laws. None of such Selling Stockholder or any of its subsidiaries nor, to the knowledge of such Selling Stockholder, any director, officer, agent (while acting on behalf of such Selling Stockholder), employee or affiliate of such Selling Stockholder or any of its subsidiaries is currently subject to any Sanctions, and such Selling Stockholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person subject to any Sanctions;

(n) ERISA. Such Selling Stockholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise;

(o) UCC. Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “(n)UCC”)) to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (B) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

Each Selling Stockholder acknowledges that for purposes of the opinions to be delivered to the Underwriters pursuant to Section 8 of this Agreement, counsel to the Company, counsel to the Selling Stockholders and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations, and each Selling Stockholder hereby consents to such reliance.

3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriters the number of Shares set forth in Schedule II hereof opposite the name of such Selling Stockholder and each Underwriter agrees, severally and not jointly, to purchase, at a price of $159.75 per share, that proportion of the number of Shares set forth in Schedule II hereof opposite the name of such Selling Stockholder which the number of Shares set forth in Schedule III hereof opposite the name of such Underwriter, bears to the total number of Shares, subject, in each case, to adjustments in accordance with Section 11 hereof.

4. Delivery and Payment. Delivery of and payment for the Shares shall be made on the date and at the office of Vinson & Elkins LLP, 2001 Ross Avenue, Dallas, Texas 75201 at 10:00 a.m., (Eastern Time) on May 13, 2021, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives, the Company and the Selling Stockholders or as provided in Section 11 hereof (such date and time of delivery and payment for the Shares being herein called the “Closing Date”). Delivery of the Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to an account specified by the Selling Stockholders. Delivery of the Shares shall be made through the facilities of the Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct and agree to with the Selling Stockholders.

5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Final Prospectus.

6. Agreements of the Company. The Company agrees with the Representatives and the several Underwriters that:

(a) Prior to the termination of the offering of the Shares, the Company will not file any amendment or supplement to the Registration Statement or the Basic Prospectus (including the Final Prospectus or any Preliminary Final Prospectus) unless the Company has furnished a copy to the

Representatives for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object unless filing is immediately required by law without right of appeal. Subject to the foregoing sentence, the Company will prepare the Final Prospectus setting forth the number of Shares covered thereby, the terms not otherwise specified in the Basic Prospectus pursuant to which the Shares are being issued, the names of the Underwriters participating in the offering and the number of Shares which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Shares are to be purchased by the Underwriters from the Selling Stockholders, in a form approved by the Representatives and shall file such Final Prospectus with the Commission not later than the Commission’s close of business on the second business day following the Execution Time. The Company will promptly file all reports required to be filed by it with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Act) in connection with the offering or sale of the Shares, and during such same period will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective (other than filings of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act) or any supplement to the Basic Prospectus or any amended Final Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, of the suspension of the qualification of such Shares for offering or sale in any jurisdiction, of the initiation or threatening, to the knowledge of the Company, of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Final Prospectus or for additional information relating to the Shares; and the Company will use its commercially reasonable best efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Shares or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to use its commercially reasonable best efforts to obtain the withdrawal of such order as soon as possible;

(b) Notwithstanding the provisions of paragraph (a) above, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, or the respective rules thereunder, the Company will promptly (i) notify the Representatives and the Selling Stockholders of such event, (ii) prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Final Prospectus to the Representatives in such quantities as they may reasonably request;

(c) As soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;

(d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and to the Representatives for delivery to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Final Prospectus, Issuer Free Writing Prospectus and Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering;

(e) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions in the United States of America as the Representatives may designate upon consultation with the Company and will maintain such qualifications in effect so long as required for the distribution of the Shares and will pay any fee of Financial Industry Regulatory Authority, Inc. (“FINRA”), in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject;

(f) The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping;

(g) During a period of 30 days from the date of this Agreement, the Company will not, without the prior written consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement (other than a registration statement on Form S-8 or a registration statement on Form S-3ASR) under the Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder; (B) the filing of any registration statement or prospectus, or any amendment or supplement thereto, for the registration for resale of any Common Stock held by any party to the Registration Rights Agreement, dated May 4, 2021, by and among, among others, the Company and the Selling Stockholders (the “Registration Rights Agreement”) on the date hereof, or any transferee or distributee thereof that has the right to such registration pursuant to the terms of the Registration Rights Agreement, or held by the escrow agent on the date hereof under that Membership Interest Purchase Agreement by and among Double Eagle III Midco 2 LLC, the Company, and Pioneer Natural Resources USA, Inc., dated April 1, 2021; (C) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Disclosure Package and the Final Prospectus; (D) any shares of Common Stock, restricted stock, restricted stock units, performance units or other equity-based awards issuable or issued, or options to purchase Common Stock to be granted or granted, pursuant to an existing employee benefit plan of the Company referred to in the Disclosure Package and the Final Prospectus; or (E) offers or issuances of Common Stock directly to a seller of a business or assets as part of the purchase price or private placements in connection with acquisitions thereof by the Company; provided that any such recipient of such shares of Common Stock will agree to be bound by these restrictions for the remainder of such 30-day period. In addition, the Company is authorized beginning on the 5th Business Day following the date of this Agreement to waive the restrictions in the Lock-Up Agreements for an aggregate amount of up to 350,000 shares of Common Stock for all Lock-Up Agreements combined;

(h) The Company will use its reasonable best efforts to maintain the listing of the Common Stock, including the Shares, on the New York Stock Exchange (“NYSE”);

(i) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock;

(j) In connection with each offering of Shares, the Company will take such steps as it deems necessary to ascertain promptly whether each Preliminary Final Prospectus that supplements the Basic Prospectus and the Final Prospectus prepared in connection with such offering and transmitted for filing, in each case, was received for filing by the Commission, and, in the event that any such prospectuses were not received for filing, it will promptly file any such prospectus not then received for filing;

(k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Issuer Free Writing Prospectus, each Preliminary Final Prospectus and Final Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Final Prospectus, each Issuer Free Writing Prospectus and Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares by the Selling Stockholders; (iii) the registration, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale or delivery of the Shares to the Underwriters; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the transportation and other expenses of the Company’s officers and employees in connection with presentations to prospective purchasers of the Shares; (vi) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company; (vii) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and any registration thereof under the Exchange Act, (viii) any fees and expenses of any transfer agent or registrar of the Shares and any agent of the transfer agent or registrar and the fees and disbursements of counsel for the transfer agent or registrar in connection with the Shares; (ix) any costs, expenses and filing fees incurred in connection with the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives designate (including the reasonable fees and disbursements of counsel relating to such qualification) and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the offering (including filing fees and the fees and expenses of counsel and any special counsel for the Underwriters relating to such review); and (x) all other costs and expenses of the Company and its representatives incident to the performance by the Company of its obligations hereunder; provided however, that the provisions of this Section 6(k) shall not supersede or otherwise affect any agreement that the Company and any Selling Stockholder may otherwise have for the allocation of such expenses among themselves; and

(l) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

7. Agreements of the Selling Stockholders. Each of the Selling Stockholders severally agrees with the Representatives and the several Underwriters that:

(a) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(b) Such Selling Stockholder will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated;

(c) Such Selling Stockholder will advise the Company and the Representative promptly, and if requested, will confirm such advice in writing, during the period when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), of any material change in the Selling Stockholders Information in the Registration Statement, any Preliminary Final Prospectus, the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Stockholder; and

(d) During a period of 30 days from the date of this Agreement, each Selling Stockholder will not, without the prior written consent of the Representatives, (i) offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”) or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith under the Act, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the transfer of Common Stock as a distribution to limited partners, members, stockholders or trust beneficiaries of a Selling Stockholder or to any investment fund or other entity controlled or managed by such Selling Stockholder, provided that the Representative receives a signed agreement to be bound by the terms of this Section 7(d) for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, that receives from such Selling Stockholder, in the aggregate together with its affiliates, greater than 125,000 shares of Common Stock, or (C) participation in the preparation and filing of any registration statement or prospectus, or any amendment or supplement thereto, for the registration for resale of any Common Stock beneficially owned by a Selling Stockholder on the date hereof or permitted to be transferred pursuant to the foregoing clause (B); provided, that, with respect to any transferee contemplated by the foregoing clause (B) that received, in the aggregate together with its affiliates, greater than 125,000 shares of Common Stock, any resales under such registration statement or prospectus do not occur during the period of the Lock-Up Agreement.

8. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Shares shall be subject to the accuracy of the representations and warranties on the part of the Company and each Selling Stockholder contained herein as of the Initial Sale Time and the Closing Date, to the accuracy of the statements of the Company and each Selling Stockholder made in any certificates pursuant to the provisions of this Section, to the performance by the Company and each Selling Stockholder of their respective obligations hereunder, and to the following additional conditions:

(a) Each Preliminary Final Prospectus that supplements the Basic Prospectus and the Final Prospectus shall have been filed with the Commission, in each case, within the applicable time period prescribed for such filing and in accordance with Section 6(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no order preventing or suspending the use of any prospectus relating to the Shares shall have been issued and no proceeding for any such purpose shall have been initiated or threatened by the Commission;

(b) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Company, their opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth in Annex I hereto;

(c) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Selling Stockholders, their opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Annex II hereto;

(d) The Representatives shall have received from the General Counsel to the Company, his opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth in Annex III hereto;

(e) The Representatives shall have received from Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the sale of the Shares, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably require and request for the purpose of enabling them to pass upon such matters;

(f) The Company shall have furnished to the Representatives a certificate of the Company, signed in his representative capacities by the President and Chief Operating Officer or the Chief Financial Officer of the Company, dated the Closing Date, to the effect that:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or stop order preventing or suspending the use of any prospectus relating to the Shares has been issued and no proceedings for that purpose have been, to the Company’s knowledge, instituted or threatened by the Commission; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus, as amended or supplemented prior to the Execution Time, there has been no Material Adverse Change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus, as amended or supplemented prior to the Execution Time;

(g) Each of the Selling Stockholders shall have furnished to the Representatives a certificate of such Selling Stockholder, signed by an authorized representative of such Selling Stockholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date, with the same effect as if made on the Closing Date, and such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(h) At the Execution Time and the Closing Date, the Representatives shall have received from Ernst & Young LLP a letter or letters dated such date or dates, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter or letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the Final Prospectus, the Disclosure Package and any Issuer Free Writing Prospectus;

(i) At the Execution Time and the Closing Date, the Representatives shall have received from KPMG LLP a letter or letters dated such date or dates, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter or letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Parsley contained in the Final Prospectus, the Disclosure Package and any Issuer Free Writing Prospectus;

(j) At the Execution Time and the Closing Date, the Representatives shall have received from NSAI a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters covering the matters described in Annex IV;

(k) The Representatives shall have received an agreement for the benefit of the Underwriters in the form set forth as Annex V hereto, signed by each director and executive officer of the Company listed in the Company’s Proxy Statement, filed with the Commission on April 15, 2021 (each a “Lock-Up Agreement”), other than any such director or officer who has resigned, has retired, or is otherwise no longer serving in such capacity before the Execution Time, and each such Lock-Up Agreement shall be in full force and effect on the Closing Date;

(l) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement as amended or supplemented prior to the Execution Time, the Final Prospectus as amended or supplemented prior to the Execution Time or any Issuer Free Writing Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 8 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus, as amended or supplemented prior to the Execution Time, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement, the Final Prospectus and any Issuer Free Writing Prospectus; and

(m) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

The documents required to be delivered by this Section 8 shall be delivered to the offices of Vinson & Elkins LLP at 2001 Ross Avenue, Dallas, Texas 75201 on the Closing Date, or such other place as the Representatives shall so instruct.

9. Reimbursement of Underwriters’ Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied, or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares; provided however, that the provisions of this Section 9 shall not supersede or otherwise affect any agreement that the Company and any Selling Stockholder may otherwise have for the allocation of such expenses among themselves.

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, this Agreement will terminate without liability to the Company or the Selling Stockholders. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact (i) contained in the Registration Statement as originally filed, or any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) included in the Basic Prospectus, any Preliminary Final Prospectus, the Final

Prospectus or any Issuer Free Writing Prospectus, or in all cases any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with (i) written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein or (ii) any Selling Stockholder Information. This indemnity agreement will be in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter;

(b) Each Selling Stockholder severally and not jointly agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act to the same extent as the foregoing indemnity from the Company to each Underwriter set forth in Section 11(a) above, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in reliance upon and in conformity with any Selling Stockholder Information provided by such Selling Stockholder; provided, that the liability under this subsection (b) of each Selling Stockholder shall be limited to an amount equal to the aggregate net proceeds after any underwriting discounts and commissions, but before deducting expenses, to such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder hereunder;

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, and each Selling Stockholder to the same extent as the foregoing indemnity from the Company to each Underwriter set forth in Section 11(a) above, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in (i) fourth, eleventh and twelfth paragraphs under the heading “Underwriting” and (ii) the second and third sentences of the thirteenth paragraph under the heading “Underwriting” constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus, the Registration Statement, the Disclosure Package or the Final Prospectus;

(d) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to assume the defense thereof and to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (including local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of an indemnified party;

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 11 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Selling Stockholders or the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and by indemnified party or parties on the other from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the total price at which the Shares underwritten and distributed to the public by such Underwriter was offered to the public. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of indemnifying party or parties on the one hand and of the indemnified party or parties on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement. Relative fault of the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, each person who controls an Underwriter within the meaning of the Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or a Selling Stockholder within the meaning of the Act, each officer of the Company and the Selling Stockholders and each director of the Company and the Selling Stockholders shall have the same rights to contribution as the Company and the Selling Stockholders, respectively, subject in each case to the applicable terms and conditions of this paragraph (e).

12. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and on or prior to the Closing Date, (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, (ii) trading in securities generally on the NYSE or the Nasdaq Stock Market shall have been suspended or limited or minimum prices shall have been established on any of such exchanges, (iii) a banking moratorium shall have been declared either by authorities in the United States or New York state or there shall have occurred a material disruption in commercial banking or securities settlement or clearance services, (iv) there shall have occurred a change or development involving a prospective change in United States taxation affecting the Shares or the transfer thereof or the imposition of exchange controls by the United States, or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Disclosure Package and the Final Prospectus.

13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Selling Stockholders or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any Selling Stockholder or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 11 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 9, 11 and 18 hereof shall survive the termination or cancellation of this Agreement.

14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; or, if sent to the Selling Stockholders, will be mailed, delivered or telefaxed to Double Eagle Energy Holdings III LLC and confirmed to it at 3724 Hulen Street, Fort Worth, TX 76107, Attention: Blake Carpenter and Q-FPP (VII) Subsidiary, LLC and confirmed to it at 800 Capitol Street, Suite 3600, Houston, TX 77002, Attention: James Baird; or, if sent to the Company, will be mailed, delivered or telefaxed to Pioneer Natural Resources Company (fax no.: (972) 969-3552) and confirmed to it at 777 Hidden Ridge, Irving, Texas 75038, Attention: General Counsel.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 11 hereof, and no other person will have any right or obligation hereunder.

16. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

17. No Advisory or Fiduciary Responsibility. The Company and each Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholders except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Stockholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship. The Company and each Selling Stockholder agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or such Selling Stockholder, in connection with such transaction or the process leading thereto. The Company and each Selling Stockholder waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or any Selling Stockholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any Selling Stockholder, including stockholders, employees or creditors of the Company or any Selling Stockholder.

18. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

22. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” shall mean the Securities Act of 1933 and the Rules and Regulations promulgated thereunder.

“affiliate” has the meaning assigned to such term in Rule 405 under the Act.

“Basic Prospectus” shall mean the final short form shelf prospectus as most recently amended, if applicable, filed with the Commission, in accordance with the Act.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or regulation to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Disclosure Package” shall mean (i) Basic Prospectus, together with each Preliminary Final Prospectus that supplements the Basic Prospectus, as amended and supplemented to the Execution Time (which is the most recent Statutory Prospectus distributed to investors generally), (ii) the pricing information identified on Schedule I hereto, (iii) the number of Shares to be included on the cover page of the Final Prospectus and (iv) the General Use Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto issued at or prior to the Initial Sale Time.

“Effective Date” shall mean the most recent date and time that any part of the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934 and the Rules and Regulations promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Shares and otherwise satisfies Section 10(a) of the Act.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Act.

“General Use Issuer Free Writing Prospectus” shall mean any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule I to this Agreement.

“Initial Sale Time” shall mean 5:00 pm (Eastern time) on May 10, 2021, which is the time of the first contract of sale for the Shares.

“Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, as evidenced by it being so specified in Schedule I of this Agreement.

“Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus that describes the Shares and the offering thereof and is used by the Underwriters prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Rules and Regulations” shall mean the rules and regulations of the Commission.

“Statutory Prospectus” with reference to any particular time shall mean the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

Very truly yours,

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Richard P. Dealy
Name:	Richard P. Dealy
Title:	President and Chief Operating Officer

SELLING STOCKHOLDERS: DOUBLE EAGLE ENERGY HOLDINGS III LLC

By:	/s/ Cody C. Campbell
Name:	Cody C. Campbell
Title:	Co-Chief Executive Officer

Q-FPP (VII) SUBSIDIARY, LLC

By:	/s/ Dheeraj Verma
Name:	Dheeraj Verma
Title:	Authorized Person

Signature Page to Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN SACHS & CO. LLC

By:	/s/ Charles Park
Name:	Charles Park
Title:	Managing Director

Signature Page to Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC

By:	/s/ Lucy Brash
Name:	Lucy Brash
Title:	Executive Director

Signature Page to Underwriting Agreement

SCHEDULE I

1.	General Use Issuer Free Writing Prospectuses (included in the Disclosure Package)

None

2.	Other Information Included in the Disclosure Package

The following information is also included in the Disclosure Package:

Number of Shares: 6,000,000 Shares

Price to Underwriters for the Shares: $159.75 per share

3.	Limited Use Issuer Free Writing Prospectus.

“Limited Use Issuer Free Writing Prospectus” includes the following:

None

SCHEDULE II

Selling Stockholders	Number of Shares to be Sold
Double Eagle Energy Holdings III LLC	3,848,007
Q-FPP (VII) Subsidiary, LLC	2,151,993

Total:	6,000,000

SCHEDULE III

Underwriters	Number of Shares to be Purchased
Goldman Sachs & Co. LLC	3,000,000
J.P. Morgan Securities LLC	3,000,000

Total:	6,000,000

ANNEX I

OPINION OF VINSON & ELKINS LLP

COUNSEL TO THE COMPANY

ANNEX II

OPINION OF VINSON & ELKINS L.L.P.

COUNSEL TO THE SELLING STOCKHOLDERS

ANNEX III

OPINION OF GENERAL COUNSEL TO THE COMPANY

ANNEX IV

FORM OF ENGINEERS’ RESERVE REPORT LETTER

APPENDIX 1 to ANNEX IV

AUDIT LETTER

ANNEX V

LOCK-UP AGREEMENT